Registration No. 333-140940

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 2 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-3276269 (I.R.S. Employer Identification No.)

2310 Cousteau Court Vista, California (Address of Principal Executive Offices)	92081 (Zip Code)

International Lottery & Totalizator Systems, Inc. 2000 Equity Participation Plan
(Full Title of the Plan)

T. Linh Nguyen
Chief Financial Officer and Corporate Secretary

International Lottery & Totalizator Systems, Inc.
2310 Cousteau Court
Vista, CA 92081
(Name and Address of Agent for Service)

(760) 598-1655
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-140940) (the “Registration Statement”) of International Lottery & Totalizator Systems, Inc. (the “Company” or ILTS) filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2007.  Pursuant to the Registration Statement 1,136,099 shares of the Company’s common stock (“Common Stock”) under the ILTS 2000 Equity Participation Plan, (the “2000 Plan”), were registered.

The Company is filing this Amendment to deregister 1,136,099 shares of Common Stock that were registered, have not yet been issued and are not subject to outstanding awards under the 2000 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, California, on this 16th day of August 2010.

INTERNATIONAL LOTTERY & TOTALIZATOR SYSTEMS, INC.

By:           /s/ T. Linh Nguyen
  T. Linh Nguyen
  Chief Financial Officer and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Linh Nguyen and Jeffrey M. Johnson, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jeffrey M. Johnson Jeffrey M. Johnson	President	August 16, 2010
/s/ T. Linh Nguyen T. Linh Nguyen	Chief Financial Officer and Corporate Secretary	August 16, 2010

Signature	Title	Date

/s/ Theodore A. Johnson Theodore A. Johnson	Chairman of the Board	August 16, 2010

/s/ Martin J. O’Meara, Jr. Martin J. O’Meara, Jr.	Director	August 16, 2010

/s/ Chan Kien Sing Chan Kien Sing	Director	August 16, 2010

/s/ Alain K. Lee Alain K. Lee	Director	August 16, 2010

/s/ Ooi Lee Meng Ooi Lee Meng	Director	August 16, 2010

/s/ Rayvin Yeong Sheik Tan Rayvin Yeong Sheik Tan	Director	August 16, 2010